    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 4, 2001
                                                      REGISTRATION NO. 333-33040

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM F-3
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933

                             ----------------------

                          GRUPO IUSACELL, S.A. DE C.V.
                                      f/k/a
                       NUEVO GRUPO IUSACELL, S.A. DE C.V.
             (Exact Name of Registrant as Specified in Its Charter)
                              IUSACELL GROUP, INC.
                 (Translation of Registrant's Name Into English)

        UNITED MEXICAN STATES
    (State or other jurisdiction of               NOT APPLICABLE
     incorporation or organization)    (I.R.S. Employer Identification No.)

                      PROLONGACION PASEO DE LA REFORMA 1236
                                COLONIA SANTA FE
                              DELEGACION CUAJIMALPA
                           05348 MEXICO, D.F., MEXICO
                                 + (525)109-4400
   (Address and Telephone Number of Registrant's Principal Executive Offices)

                           ---------------------------
                              CT CORPORATION SYSTEM
                          111 EIGHTH AVENUE, 13TH FLOOR
                            NEW YORK, NEW YORK 10011
                                 (212) 479-8220
            (Name, Address, Including Zip Code and Telephone Number,
              Including Area Code, of Agent for Service of Process)

                           ---------------------------
                                 WITH COPIES TO:
                                SARA HANKS, ESQ.
                       CLIFFORD CHANCE ROGERS & WELLS LLP
                                 200 PARK AVENUE
                            NEW YORK, NEW YORK 10166
                                 (212) 878-8000

                           ---------------------------

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ........................................................................[ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
1933, check the following box. ..............................................[X]
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ...............................[ ]
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ......................................................[ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. .............................................[ ]

                           ---------------------------


                                                 CALCULATION OF REGISTRATION FEE
====================================================================================================================================
       TITLE OF EACH CLASS OF          AMOUNT TO BE          PROPOSED MAXIMUM               PROPOSED MAXIMUM           AMOUNT OF
    SECURITIES TO BE REGISTERED        REGISTERED(1)  OFFERING PRICE PER SECURITY(1)  AGGREGATE OFFERING PRICE(1)  REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------------------
Debt securities (3)...........                                    100%(2)                   $600,000,000(2)          $158,400(5)
Common stock, without
  stated par value (3)(4).....
------------------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. Includes securities initially offered outside the United States that may be sold or resold in the United States. Securities are not being registered for the purpose of sales outside the United States.
(2) Not specified as to each class of securities to be registered pursuant to General Instruction II(C) of Form F-3. The proposed maximum offering price per security will be determined from time to time in connection with the issuance of the securities registered hereunder. The maximum aggregate offering price will be such amount in U.S. dollars or the equivalent thereof in foreign or composite currencies as shall result in a maximum offering price for all securities of U.S.$600,000,000.
(3) American depositary shares evidenced by American Depositary Receipts issuable upon deposit of the shares of common stock of Grupo Iusacell, S.A. de C.V. registered hereby have been or will be registered under a separate Registration Statement on Form F-6.
(4) Shares of common stock and American depositary shares may be issuable upon conversion of convertible debt securities registered hereunder. No separate consideration will be received for such shares of common stock or American depositary shares.

(5)    $158,400 was paid with the original filing on March 22, 2000.



                             ----------------------

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

================================================================================


The purpose of filing this Post-Effective Amendment No. 1 is to include Exhibits 15.1, 23.3 and 23.4 to Part II of this Registration Statement (Registration No. 333-33840). Only Part II of this Registration Statement is being filed.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS


ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Expenses in connection with the issuance and distribution of the securities to be registered hereunder, all of which will be paid by us, will be substantially as follows (all amounts are estimated except the Securities and Exchange Commission registration fee):

ITEM                                                                        AMOUNT
----                                                                        ------
------------------------------------------------------------------  -----------------------

Securities and Exchange Commission registration fee...............            **
Accounting fees and expenses......................................             *
Trustee fees......................................................             *
Rating agency fees................................................             *
Legal fees and expenses...........................................             *
Transfer agent fees and expenses..................................             *
Printing and engraving expenses...................................             *
Miscellaneous expenses............................................             *
                                                                    -----------------------
                        Total                                         $        *
                                                                    -----------------------

-------------
*  To be provided by amendment.
** Previously paid.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Under Mexican law, when an officer of a corporation acts within the scope of his authority, the corporation will answer for any resulting liabilities or expenses.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibits:


         EXHIBIT
          NUMBER                                     DESCRIPTION OF EXHIBIT
   -------------------   --------------------------------------------------------------------------------
           1.1(1)        Proposed Form of Underwriting Agreement.
           4.1(1)        Form of Indenture.
           5.1(2)        Opinion of Clifford Chance Rogers & Wells LLP.
           5.2(2)        Opinion of De Ovando y Martinez del Campo, S.C.
          15.1           Acknowledgement letter of PricewaterhouseCoopers, S.C., Independent Auditors.
          23.1(2)        Consent of Clifford Chance Rogers & Wells LLP (included in Exhibit 5.1).
          23.2(2)        Consent of De Ovando y Martinez del Campo, S.C. (included in Exhibit 5.2).
          23.3           Consent of PricewaterhouseCoopers, S.C., Independent Auditors.
          23.4           Consent of Consultores y Valuadores de Empresas, S.C., an international property appraiser.
          24.1           Powers of attorney (included on the signature pages hereof).
          25.1(1)        Statement of eligibility of trustee.



--------------
(1) To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.



(2) Previously filed in Registration Statement on Form F-3 (Reg. No. 333-33840), filed with the SEC by the Registrant on March 22, 2000.


ITEM 17.  UNDERTAKINGS

(a) The undersigned registrant hereby undertakes the following:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (4) To file a post-effective amendment to the registration statement to include any financial statements required by Regulation S-X at the start of any delayed offering or throughout a continuous offering unless such financial statements or information are contained in periodic reports filed with or furnished to the Securities and Exchange Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(b) The undersigned registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection
(a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under Section 305(b)(2) of the Trust Indenture Act.

                                 SIGNATURE PAGE


Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant, Grupo Iusacell, S.A. de C.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mexico, Mexico, on October 4, 2001.




                           GRUPO IUSACELL, S.A. DE C.V.


                           By:   /S/ RUSSEL A. OLSON
                              -------------------------
                              Russel A. Olson
                              Executive Vice President, Finance and Audit, and Chief Financial Officer


                           By:   /S/ JUAN CARLOS MERODIO
                              --------------------------
                              Juan Carlos Merodio
                              Senior Vice President and
                              General Counsel

                        POWER OF ATTORNEY AND SIGNATURES


We, the undersigned directors and officers of Grupo Iusacell, S.A. de C.V., do hereby constitute and appoint Russel A. Olson, Executive Vice President, Finance and Audit, and Chief Financial Officer, Juan Carlos Merodio, Vice President and General Counsel, Carlos Moctezuma, Investor Relations Manager, and Norma Urzua Villasenor, Secretary, and each of them, our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them, to do any and all acts and things in our respective names and on our respective behalves in the capacities indicated below that Russel A. Olson, Juan Carlos Merodio, Carlos Moctezuma, and Norma Urzua Villasenor, or any one of them, may deem necessary or advisable to enable Grupo Iusacell, S.A. de C.V. to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this registration statement, including specifically, but not limited to, power and authority to sign for us in our respective names in the capacities indicated below any and all amendments (including post-effective amendments) hereto and to file the same, with all exhibits thereto and other documents therewith, with the Securities and Exchange Commission; and we do hereby ratify and confirm all that Russel A. Olson, Juan Carlos Merodio, Carlos Moctezuma, and Norma Urzua Villasenor, or any of them, shall do or cause to be done by virtue hereof.



                             PODER-MANDATO Y FIRMAS


Nosotros, los abajo firmantes consejeros y ejecutivos de Grupo Iusacell, S.A. de C.V., otorgamos poder especial en cuanto a derecho se refiere y designamos a Russel A. Olson, Vice Presidente Ejecutivo de Finanzas y Auditoria y Ejecutivo Financiero Principal, a Juan Carlos Merodio, Vice Presidente Juridico, Carlos Moctezuma, Gerente de Relaciones con Inversionistas y Norma Urzua Villasenor, Secretaria, para que ellos, o cualquiera de ellos, actuen como nuestros apoderados y mandatarios, con plenos poderes de sustitucion y delegacion para que realicen todos y cualesquiera actos, por cuenta y a nombre nuestro en el caracter que se indica mas adelante, que Russel A. Olson, Juan Carlos Merodio, Carlos Moctezuma, y Norma Urzua Villasenor, o cualquiera de ellos, consideren necesario o conveniente para los fines de que Grupo Iusacell, S.A. de C.V. cumpla con todos los requisitos del "Securities Act of 1933," segun texto vigente, y todas las normas, reglamentos y requisitos del "Securities and Exchange Commission," en relacion con esta Declaracion de Registro, incluyendo especificamente, pero no limitado a, poder y autorizacion para firmar por todos y cada uno de nosotros en el caracter indicado mas adelante, todas y cada una de las enmiendas a la Declaracion de Registro (incluyendo enmiendas posteriores a la aceptacion por la autoridad mencionada) y para que interpongan y registren la Declaracion de Registro, con todos sus anexos y otra documentacion necesaria por ante el "Securities and Exchange Commission"; y en el presente acto ratificamos y confirmamos todos los actos que Russel A. Olson, Juan Carlos Merodio, Carlos Moctezuma, y Norma Urzua Villasenor, o cualquiera de ellos, realicen por virtud del presente poder.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:



          SIGNATURE                                                TITLE                                DATE
          ---------                                                -----                                ----


/s/ Fares F. Salloum                         Chairman of the Board, Chief Executive Officer
---------------------------                  and Director                                          October 4, 2001
Fares F. Salloum

/s/ Peter H. Burrowes                        President and Director General                        October 4, 2001
--------------------------
Peter H. Burrowes

/s/ Russel A. Olson                          Executive Vice President, Finance and Audit, and      October 4, 2001
-------------------------                    Chief Financial Officer (Principal Financial and
Russel A. Olson                              Accounting Officer)

/s/ Michael T. Masin                         Director                                              October 4, 2001
------------------------------
Michael T. Masin

/s/ Carlos Peralta Quintero                  Director                                              October 4, 2001
------------------------------------
Carlos Peralta Quintero

/s/ Terry W. Lewis                           Director                                              October 4, 2001
------------------------------------
Terry W. Lewis

                                             Director                                              October ___, 2001
--------------------
Alfred C. Giammarino

                                             Director                                              October ___, 2001
------------------------------------
Javier Martinez del Campo

/s/ William Keever                           Director                                              October 4, 2001
------------------------------------
William Keever

/s/ Jeffrey D. Clark                         Director                                              October 4, 2001
---------------------------------
Jeffrey D. Clark

                                             Director                                              October ___, 2001
-------------------------
Michael J. Pitt

/s/ David Anderson                           Director                                              October 4, 2001
-------------------------
David Anderson

/s/ Ignacio Mas                              Director                                              October 4, 2001
-----------------------
Ignacio Mas

/s/ Ignacio Gomez Morin                      Director                                              October 4, 2001
---------------------------------
Ignacio Gomez Morin


          SIGNATURE                                                TITLE                                DATE
          ---------                                                -----                                ----


By:   /S/ DONALD J. PUGLISI                  Authorized Representative in the United States of     October 4, 2001
   ------------------------                  Grupo Iusacell, S.A. de C.V.
     Donald J. Puglisi

                                  EXHIBIT INDEX


         EXHIBIT
          NUMBER                                 DESCRIPTION OF EXHIBIT
      -------------    ---------------------------------------------------------------------------
           1.1(1)      Proposed Form of Underwriting Agreement.
           4.1(1)      Form of Indenture.
           5.1(2)      Opinion of Clifford Chance Rogers & Wells LLP.
           5.2(2)      Opinion of De Ovando y Martinez del Campo, S.C.
          15.1         Acknowledgement letter of PricewaterhouseCoopers, S.C., Independent Auditors.
          23.1(2)      Consent of Clifford Chance Rogers & Wells LLP (included in Exhibit 5.1).
          23.2(2)      Consent of De Ovando y Martinez del Campo, S.C. (included in Exhibit 5.2).
          23.3         Consent of PricewaterhouseCoopers, S.C., Independent Auditors.
          23.4         Consent of Consultores y Valuadores de Empresas, S.C.
          24.1         Powers of attorney (included on the signature pages hereof).
          25.1(1)      Statement of eligibility of trustee.



---------------------------
(1) To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act.



(2) Previously filed in Registration Statement on Form F-3 (Reg. No. 333-33840), filed with the SEC by the Registrant on March 22, 2000.



                                      E-1